Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS ANNOUNCES AMENDMENT TO SUPPLY AGREEMENT WITH ACTAVIS, INC.

SCHAUMBURG, Ill., March 5, 2013 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader in specialty injectable pharmaceutical products, today announced the signing of an amendment to its Manufacturing and Supply Agreement with Actavis. The amended agreement provides for an enhanced profit split in favor of Sagent, a revised line up of products including the addition of a zoledronic acid injection, 4 mg vial product, a modified termination date of December 31, 2014 and a one-time termination fee of $5 million payable to Sagent.

“Our mutually beneficial relationship with Actavis was an important contributor to the early development of our company,” said Jeffrey M. Yordon, president, chief executive officer, and chairman of the board of Sagent. “Following the acquisition by Watson, Actavis provided us with an attractive economic incentive to modify the termination date to enable Actavis to pursue a different strategic direction. Among the consideration we received was the right to sell Actavis’ zoledronic acid injection, 4 mg, vial product, which we are launching today at market formation. In addition, we will be able to utilize the one-time termination fee to enhance our developmental pipeline.”

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing or profitable commercialization of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.